Exhibit 5 and 24.1 - Page 1
                                EXHIBIT 5 and 24.1


                LETTERHEAD OF LAW OFFICE OF GREGORY BARTKO, P.C.



                                 December 18, 2001

Board of Directors
American Fire Retardant Corp.
9337 Bond Avenue
El Cajon, California 92021

Ladies and Gentlemen:

         In my capacity as counsel for American Fire Retardant Corp. (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 2,500,000 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on or about December 10, 2001 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon my examination of originals (or copies certified to my satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied to me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:

                  (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;


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                            Exhibit 5 and 24.1 - Page 2



                  (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

                  (3) The 2,500,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. I herewith further disclose that the undersigned is currently the beneficial owner of 500,000 shares of the Company's Common Stock previously received from the Company as partial compensation for a variety of legal and financial services provided to the Company on an ongoing basis.


Yours very truly,



/s/ Gregory Bartko, Esq.
LAW OFFICES OF GREGORY BARTKO, P.C.